fairness opinion prepared for:

Joule, Inc

Presented to: The Special Committee of the Board of Directors of Joule

November 11, 2003

UPDATA CAPITAL

TABLE OF CONTENTS

INTRODUCTION

- Updata Capital, Inc. ("Updata" or "Updata Capital") has been retained by the Special Committee of the Board of Directors of Joule, Inc. (the "Special Committee") to act as the Special Committee's financial advisor in connection with the a proposal to acquire the outstanding shares (the "Transaction") of Joule, Inc. ("Joule" or the "Company") made by JAC Acquisition Company ("JAC" or the "Purchaser"), a newly formed Delaware corporation owned by Emanuel N. Logothetis, Chairman of the Board and Chief Executive Officer of Joule, his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr. President and Chief Operating Officer of Joule.

- This document is meant solely to assist the Special Committee in its evaluation of the Transaction. At no time does Updata seek to advise the Special Committee on a course of action regarding this Transaction. Further, Updata has not been retained to act as Joule's financial advisor with respect to the sale of Joule as a whole. Updata has not solicited other bids to purchase Joule nor has Updata expressed any opinion as to whether any alternative transaction might produce consideration for the stockholders in an amount greater than is implied by the Transaction.

- This document has been prepared solely for the use of the Special Committee in connection with its consideration of the Transaction. This document may not be reproduced, disseminated, quoted or referred to at any time without the prior written consent of Updata Capital.

- This document is based upon publicly available information and selected information provided by the Company's management team. Updata Capital has not independently verified any of this information, and has relied on it being complete and accurate in all material respects. Updata has not obtained an independent appraisal of the Company's assets and liabilities but has relied on the assessment of such assets and liabilities as provided by the Company's management.

- The analysis contained herein has been based on general economic, business, and market information that could be reasonably evaluated as of the date this document was delivered to the Special Committee. Subsequent events that could affect the analyses set forth herein may include adverse changes in industry performance or fundamental changes to the business, financial condition and results of operations of the Company.

SCOPE OF OUR ANALYSIS

SCOPE OF OUR ANALYSIS

Offer to Purchase:	Reviewed the terms of recent drafts of the Offer to Purchase, the most recent draft reviewed being dated as of October 31, 2003, and based our opinion on our understanding that the terms and conditions of the most recent Offer to Purchase draft reviewed will not materially change.
Financial Due Diligence:	Reviewed the Company's recent SEC filings including but not limited to its Annual Report on Form 10-K for each of the three fiscal years ended September 30, 2002. Also reviewed certain other historical and current financial data provided by Joule's management and that was otherwise publicly available including income statement information by business line, projected financial information through FY2005, appraisal of the owned real estate, lease information and revenue by top 10 customers. Also discussed with Company senior management certain internal business, financial and operating information regarding current and forecasted financial information.
Strategic Review:	Participated in certain discussions with Joule's senior management concerning the Company's operational performance and prospects, and strategic rationale for the Transaction.
Comparable Public Companies:	Compared last 12 month ("LTM") and estimated calendar year 2003 revenues and LTM operating cash flow (EBITDA) trading multiples implied by the Offer (evaluated as of November 7, 2003) with those of other publicly traded multi-services staffing companies we deemed relevant with enterprise values (market values minus cash and equivalents, plus debt) less than $600 million. Also performed the same analysis using publicly traded multi-services staffing companies revenues of less than $500 million.
Selected Precedent Acquisitions:	Compared the LTM revenue and EBITDA multiples implied by the Offer with available information concerning LTM revenue and EBITDA multiples paid in selected acquisitions of other public U.S. staffing companies since January 2002 at deal values (offer price minus cash and equivalents, plus debt on target's balance sheet) of less than $150 million.

SCOPE OF OUR ANALYSIS

Premiums Paid on Public Deals:

Considered recent going private transactions with respect to premiums paid over the target's publicly traded stock price at 1, 5, and 20 trading days prior to the announcement date of the transaction. Performed the same analysis on going private transactions where only a minority interest was acquired.

Share Prices and Trading:

Reviewed historical reported closing share prices and trading activity for Joule's common stock over the past 12 months. Compared Joule's recent stock price performance with that of NASDAQ and with public companies we deemed comparable in whole or in part to Joule.

Discounted Cash Flow Analysis:

Reviewed a discounted cash flow analysis and developed a valuation range based on discounted five-year cash flows and a multiple of terminal year EBITDA. The analysis was performed using management projections for 2004 and 2005. Estimated growth and profit margins for 2006 through 2008 were based on historical averages and trends. Industry average trading multiples were applied to arrive at the terminal value

Liquidation Analysis:

Reviewed a liquidation analysis of the Company provided by Joule's management team. The analysis yielded an estimated range of value that such alternative would have to the Company's stockholders. The analysis assumes the Company's operations would be terminated as of September 30, 2003 and the Company's assets would be liquidated for cash and distributed to the stockholders. Updata reviewed the liquidation analysis provided by management but did not independently verify the validity of this analysis. Liquidation analysis resulted in a per share valuation range of $.73 - $1.13 per share.

TRANSACTION SUMMARY

Merger Consideration per share

Total Consideration / Equity Value	=	$	5.64	*million*	
Shares Outstanding			3.71	*million*	*Fully diluted* [1]
Per Share Consideration	=	**$**	**1.52**		*Equity Value per Share*

Enterprise Value Calculation

Equity Value		$	5.64		
Less: Cash			0.31		*Source: Form 10-Q (06/30/03)*
Option Proceeds			0.02		*Source: Stock Option Table provided by Management for in-the-$ options*
Plus: Debt			3.40		*Source: Form 10-Q (06/30/03)*
Enterprise Value	=		$8.70	*million*	

Assumptions

[1] Shares outstanding include 25,000 options owned by management — *Source: Management*

Shares outstanding		3.685	*million*	*Source: Form 10-Q (06/30/03)*
+ Options exercised pre-closing		0.025		*Source: Management / Stock Option Table: in-the-$ options*
	Total:	3.71	*million*	

TRANSACTION SUMMARY

The following summary of Transaction terms reflect our understanding of the Offer to Purchase draft dated October 31, 2003. This summary should be read in conjunction with the entire Offer as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Offer.

Offer Consideration:

Purchaser is offering to buy all of the outstanding shares of common stock of Joulé not owned by the members of the Purchaser Group. As of October __, 2003, ___________ Shares are being sought in the Offer. In addition, as of October __, 2003, there were a total of __________ outstanding options, of which ___________ had an exercise price less than the Offer Price. Shares issued upon exercise of such options shall also be subject to this Offer. The tender price is $1.52 per Share (the "Offer Price") in cash, without interest, less any required withholding taxes.

Transaction Structure:

Purchaser is a newly formed Delaware corporation owned by Emanuel N. Logothetis ("Mr. Logothetis"), Chairman of the Board and Chief Executive Officer of Joule, his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr. ("Mr. Wellman"), President and Chief Operating Officer of Joule (Mr. Logothetis, the members of his family and Mr. Wellman, collectively referred to herein as the "Purchaser Group"), that is offering to purchase (the "Offer") at a price of $1.52 per share, in cash, all outstanding shares of common stock of Joule (the "Shares") not currently owned by the Purchaser Group, on the terms and subject to the conditions specified in the Offer to Purchase.

If the Offer is successful, Purchaser will be merged into Joule in a short-form merger (the "Merger"). In the Merger, each outstanding Share will be converted into the right to receive in cash an amount equal to the Offer Price, without interest, less any required withholding tax, upon the surrender of the certificate(s) representing such Shares.

Transaction Structure (cont'd): As a result of the Offer and the Merger, Joule will be wholly owned by the members of the Purchaser Group, the common stock of Joule will be delisted from the American Stock Exchange and Joule will no longer be subject to the reporting obligations under the Securities Exchange Act of 1934.

Financing: Purchaser has obtained a financing commitment from Fleet Bank ("Fleet Bank") to provide funds for the Offer. The financing will be secured by assets of Joule upon completion of the Offer and the Merger.

Timing: Purchaser hopes to complete the Offer on November __, 2003, the initial scheduled expiration date. However, Purchaser may extend the Offer if the conditions to the Offer have not been satisfied at the scheduled expiration date or if Purchaser is required to extend the Offer by the rules of the SEC. Purchaser expects to complete the Merger on the same day as, or as soon as practicable following the completion of the Offer.

Offer Conditions The Offer is conditioned on, among other things, (i) the satisfaction of the Minimum Tender Condition, which requires the tender of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Joule Shares which would also mean that the Majority of the Minority Condition, which requires the tender of at least a majority of the outstanding Shares excluding Shares beneficially owned by the Purchaser Group and the other executive officers of Joule, had been satisfied; and (ii) the Special Committee not having modified or withdrawn its recommendation that stockholders unaffiliated with Purchaser and the Purchaser Group tender their Shares in this Offer. In no event may the Minimum Tender Condition or the Majority of the Minority Condition be waived.

IMPLIED TRANSACTION MULTIPLES OF THE OFFER

Per Share Equity Value	=	$1.52		
Total Equity Value	=	$5.64	*million*	
Plus: Debt	=	3.40		*Source: Form 10-Q (06/30/03)*
Less: Cash	=	0.31		*Source: Form 10-Q (06/30/03)*
Option Exercise Proceeds	=	0.02		*Source: Stock Option Table provided by Management for in-the-$ options*
Enterprise Value	=	$8.70	*million*	

Implied Transaction Multiples*

		Joule Metric		Implied Multiples Enterprise Value	Implied Multiples Equity Value
LTM Revenue	=	$69.89	*million*	0.12x	0.08x
LQA Revenue	=	$69.60		0.13x	0.08x
2003CY Revenue	=	$68.71		0.13x	0.08x
LTM EBITDA	=	$0.75		11.6x	7.5x
LQA EBITDA	=	$1.46		5.9x	3.9x
2003CY EBITDA	=	$0.98		8.9x	5.8x

Implied Transaction Premium

Offer Price Per Share	Offer Premium vs. JOL Closing Price: 1 day prior	5 days prior	20 days prior
$1.52	16.9%	16.9%	32.2%

* LTM = Last Twelve Months; LQA = Last Quarter Annualized (Used Projected 4th Quarter ended 9/30/03)

OVERVIEW OF JOULE, INC.

JOULE FINANCIAL SUMMARY

($ and shares in millions, except per share amounts as noted)

SHARE PRICE AND MARKET CAPITALIZATION		
Stock Price (11/7/03)	$	1.43
52 Week Closing High (10/14/03)		1.49
52 Week Closing Low (11/18/02)		0.70
Shares Outstanding		3.69
Cash as of 6/30/03		0.3
Debt as of 6/30/03		3.4
Market Capitalization		5.3
Enterprise Value		8.4

MARKET MULTIPLES	Multiples
Enterprise Value / 2002 Revenue	0.11x
Enterprise Value / 2003E Revenue	0.12x
Enterprise Value / 2002 EBITDA	10.1x
Enterprise Value / 2003E EBITDA	13.3x

ANNUAL FINANCIALS		Fiscal Year Ended September 30, 2000	2001	2002	2003E*	Calendar Year Ended December 31, 2003E*
Revenues		76.5	78.7	72.8	68.7	68.7
	Y/Y Growth	*12.3%*	*2.8%*	*-7.4%*	*-5.6%*	
Cost of revenue		61.9	63.1	58.8	55.8	55.7
Gross profit		14.6	15.6	14.0	12.9	13.0
	Gross margin	*19.1%*	*19.8%*	*19.3%*	*18.8%*	*18.9%*
SG&A		12.7	14.3	14.2	13.2	12.9
EBIT		$ 1.9	$ 1.3	$ (0.1)	$ (0.3)	$ 0.1
D&A		0.8	0.9	0.9	0.9	0.9
EBITDA		$ 2.7	$ 2.1	$ 0.8	$ 0.6	$ 1.0

* Estimates from Joule management.

JOULE BALANCE SHEET AS OF 6/30/03

$ in millions

ASSETS		LIABILITIES AND STOCKHOLDERS EQUITY	
Current Assets		Current Liabilities	
Cash	$ 0.3	Loans payable to bank	$ 3.4
Accounts receivable, net	7.4	Accounts payable and accrued expenses	1.2
Prepaid Insurance	1.0	Accrued payroll and related taxes	1.4
Prepaid expenses and other assets	0.8		
Total Current Assets	9.4	Total Current Liabilities	5.9
Non Current Assets		Non Current Liabilities	
Property and equipment	3.9	Capital Lease Obligations	0.1
Goodwill	1.2	Deferred compensation	0.1
Other assets	0.3		
Total Assets	14.8	Total Liabilities	6.2
		Stockholders' Equity	
		Common stock	0.0
		Additional paid-in capital	3.7
		Retained Earnings	5.3
		Less: Treasury Stock	(0.4)
		Total Stockholders' Equity	8.6
TOTAL ASSETS	$ 14.8	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 14.8

JOULE INCOME STATEMENT PERFORMANCE

Dollars in US millions; calendar year quarters



Total Revenue
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03



Operating Cash Flow (EBITDA)
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($0.2)
($0.4)
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03

UPDATA CAPITAL

JOULE BALANCE SHEET PERFORMANCE

Dollars in US millions; calendar year quarters



Net Debt
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03



Book Equity
$9.4
$9.2
$9.0
$8.8
$8.6
$8.4
$8.2
$8.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03

UPDATA CAPITAL

OFFER ANALYSIS

SUMMARY VALUATION



Joule Implied Price
Historical Joule Closing Price Range (1)
Last 30 Trading Days Price
Last 60 Trading Days Price
Last 90 Trading Days Price
Last Twelve Months Trading Price
Comparable Company Analysis (1)(2)(3)
Multi-Service Staffing
LTM EV / Revenue (0.09x - 0.32x)
CY2003E EV / Revenue (0.13x - 0.29x)
LTM EV / EBITDA (8.1x - 18.6x)
Multi-Service Staffing <$500MM Revenues
LTM EV / Revenue (0.14x - 0.32x)
LTM EV / EBITDA (8.8x - 18.6x)
Precedent Transactions (3)
LTM EV / Revenue (0.12x - .62x)
LTM EV / EBITDA (3.9x - 8.9x)
Going Private Transaction Premiums
All Transactions
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Transactions under $50MM in value
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Transactions - minority interest is acq.
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Discounted Cash Flow Analysis (3)
EBITDA Multiple Terminal Value
Current Proposal:
Share Price: $1.52
$1.43
$1.37
$1.49
$1.30
$1.41
$1.49
$1.00
$1.36
$1.49
$.70
$1.12
$1.49
$.93
$2.87
$3.16
$1.52
$2.61
$4.58
$.82
$1.73
$2.94
$1.89
$3.11
$3.16
$.96
$1.93
$2.92
$1.41
$10.79
$(.21)
$.80
$1.27
$1.64
$2.43
$1.08
$1.66
$2.51
$1.12
$1.49
$2.15
$1.27
$1.56
$2.43
$1.31
$1.61
$2.51
$1.12
$1.41
$1.87
$1.27
$2.34
$1.08
$2.36
$1.17
$1.41
$2.15
$1.40
$2.03
$2.76
$(.50)
0
.50
1.00
1.50
2.00
2.50
3.00
3.50
4.00

Notes:

Means are in Bold

1. Based on share prices as of 11/07/03.
2. Based on equity analyst estimates provided through I/B/E/S
3. Range for certain multiple values too large to fit in chart

UPDATA CAPITAL

SUMMARY VALUATION

Methodology	Joule Financial Statistic	Range of Multiple / Premium Low	High	Equity Value ($MM) Low	High	Price / Share (2) Low	High
Comparable Company Analysis (1)							
Multi-Service Staffing							
LTM EV / Revenue (3)	$69.9	0.09x	0.32x	$3.4	$19.1	$0.93	$5.16
CY2003 EV / Revenue (3)(4)	68.7	0.13x	0.29x	5.64	17.0	1.52	4.58
LTM EV/EBITDA(3)	0.75	8.1x	18.6x	3.1	10.9	0.82	2.94
Multi-Service Staffing < $500MM Revenues							
LTM EV / Revenue (3)	69.9	0.14x	0.32x	7.0	19.1	1.89	5.16
LTM EV/EBITDA(3)	0.75	8.8x	18.6x	3.6	10.9	0.96	2.94
Precedent Transactions							
LTM EV / Revenue (3)	69.9	0.12x	0.62x	5.2	40.0	1.41	10.79
LTM EV/EBITDA(3)	0.75	3.9x	8.9x	-0.8	3.0	NM	0.80
Going Private Transaction Premiums							
All Transactions							
Premium - 1 day Prior	1.30	-2.4%	86.7%	4.7	9.0	1.27	2.43
Premium - 5 days Prior	1.30	-17.1%	93.1%	4.0	9.3	1.08	2.51
Premium - 20 days Prior	1.15	-2.2%	86.9%	4.2	8.0	1.12	2.15
Transactions under $50MM in value							
Premium - 1 day Prior	1.30	-2.2%	86.7%	4.7	9.0	1.27	2.43
Premium - 5 days Prior	1.30	0.6%	93.1%	4.9	9.3	1.31	2.51
Premium - 20 days Prior	1.15	-2.2%	62.8%	4.2	6.9	1.12	1.87
Transactions where minority interest was acquired							
Premium - 1 day Prior	1.30	-2.4%	79.8%	4.7	8.7	1.27	2.34
Premium - 5 days Prior	1.30	-17.1%	81.8%	4.0	8.8	1.08	2.36
Premium - 20 days Prior	1.15	1.9%	86.9%	4.3	8.0	1.17	2.15

Notes:

1. As of 11/7/03.
2. Based on fully diluted shares outstanding including options.
3. Equity value reflects the enterprise value minus net debt of $3.1MM.
4. Joule estimates provided by Joule management.

JOULE TRADING HISTORY LTM

last	Low	Mean	High
30 trading days	$1.37	$1.43	$1.49
60 trading days	1.30	1.41	1.49
90 trading days	1.00	1.36	1.49
twelve months	0.70	1.12	1.49



Joule receives going private proposal
Volume in thousands
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Price
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00

Source: Baseline

Reflects daily closing share prices and daily trading volume

STOCK TRADING ANALYSIS – CLOSING SHARE PRICE DISTRIBUTION



Joule Closing Share Price
$2.85
1.90
1.80
1.70
1.60
1.50
1.40
1.30
1.20
1.10
1.00
.90
.80
.70
Current Proposal:
$1.52
$ 2.85
$ 1.60
$ 1.25
$ 1.09
$ .70
$ 1.20
$ 1.07
$ 1.05
$ 1.00
$ .90
$ 1.20
$ 1.05
$ .99
$ .95
$ .85
$ 1.49
$ 1.40
$ 1.39
$ 1.20
$ 1.10
2002
Q2 2003
Q3 2003
Q4 2003
QUARTILES:
<25%
25% - 50%
50% - 75%
75% - 100%

Source: Baseline

UPDATA CAPITAL

COMPARABLE COMPANY ANALYSIS

($ in Millions)

Company	Market Value: Price 7-Nov	Market Value: % of 52 Week High	Market Value: Market Cap	Market Value: Enterprise Value	Financial Data: LTM Gross Margin	Financial Data: LTM EBITDA Margin	EV as a Multiple: LTM Revenue	EV as a Multiple: CY2003 [1] Revenue	EV as a Multiple: LTM EBITDA	EV as a Multiple: CY2003 [1] EBITDA	PE Multiple: LTM	PE Multiple: CY2003 [1]
Ablest Inc.	$ 5.56	80.0%	$ 15.9	$ 14.5	17.0%	0.8%	0.14x	NA	18.6x	NA	79.4x	NA
Butler International [5]	1.41	95.9%	16.6	71.8	17.7%	(0.9%)	0.32x	NA	NM	NA	NM	NA
CDI Corporation	32.48	96.4%	641.4	585.6	24.9%	3.6%	0.55x	0.53x	15.2x	11.3x	27.1x	27.5x
Comforce	0.65	63.1%	10.8	133.4	17.7%	4.1%	0.36x	NA	8.8x	NA	21.7x	NA
Diversified Corporate Resources	0.90	72.0%	2.6	7.7	31.5%	(1.5%)	0.15x	NA	NM	NA	NM	NA
General Employment Enterprise	1.34	97.8%	6.9	2.5	52.8%	(14.4%)	NM	NA	NM	NA	NM	NA
Hudson Highland Group	20.11	80.4%	170.3	130.9	38.5%	(6.7%)	0.12x	0.13x	NM	NA	NM	NA
Remedy temp	11.48	71.6%	103.9	70.9	17.8%	(0.3%)	0.15x	0.15x	NM	NA	60.4x	NA
Spherion Corp	9.04	97.8%	541.1	589.5	23.9%	0.0%	0.29x	0.29x	676.8x	36.6x	NM	NA
Stratus Services Group	0.27	49.1%	5.1	27.2	14.0%	(2.1%)	0.28x	NA	NM	NA	NM	NA
Venturi Partners	10.00	NA	60.9	119.8	21.8%	1.8%	0.24x	NA	12.9x	NA	NM	NA
Volt Information Sciences	20.92	96.0%	318.3	273.9	6.8%	2.1%	0.17x	0.18x	8.1x	8.6x	116.2x	38.7x
Westaff Inc	2.29	79.0%	36.6	49.4	17.6%	(1.2%)	0.09x	NA	NM	NA	NM	NA
Multi-Service Staffing [2]												
Mean							0.20x	0.19x	12.7x	9.9x	61.0x	33.1x
Median							0.16x	0.16x	12.9x	9.9x	60.4x	33.1x
High							0.32x	0.29x	18.6x	11.3x	116.2x	38.7x
Low							0.09x	0.13x	8.1x	8.6x	21.7x	27.5x
Multi-Service Staffing Companies under $500 million in Revenue [3]												
Mean							0.21x		13.7x		53.8x	
Median							0.15x		13.7x		60.4x	
High							0.32x		18.6x		79.4x	
Low							0.14x		8.8x		21.7x	
Joule [4]	1.52	NA	5.6	8.7	18.8%	1.1%	0.12x	0.13x	11.6x	8.9x	NM	NM

Notes:

Numbers boxed in not included in calculations

(1) Estimates are from analysts posted in I/B/E/S

(2) Includes all companies.

(3) Includes AIH, HIR, BUTL, REMX, CFS, SERV

(4) Price is the offer price of the proposed deal.

(5) Balance sheet data is of 6/30/03

PRECEDENT TRANSACTIONS ANALYSIS

Dollars in millions

Date Closed	Seller	Buyer	Enterprise Value		LTM Revenue		Mutliple of Revenue	Multiple of EBITDA
Pending	SOS Staffing Services	Hire Calling Holding	$ 17.4		$ 169.9		0.10x	3.86x
Pending	Computer Horizons	Aquent	82.0	[1]	259.6	[1]	0.32x	NM
Pending	Atlantic Data	Management	3.7		19.0		0.20x	NM
Pending	Medical staffing company	World Health Alternatives	4.2		7.2		0.58x	NM
Aug-03	U.S. Nursing	Clarion Capital Group	141.9		230.0		0.62x	NM
Jun-03	AlphaNet Solutions	Ciber	5.8		25.9		0.22x	NM
Jun-03	The Judge Group	Management Group	15.4		81.1		0.19x	8.9x
Jun-03	ECE (fka Spectrum Contact Srvs)	H.I.G. Capital	ND		100.0		ND	ND
Jun-03	Med-Staff	Cross Country Healthcare	141.5		162.0		0.87x	ND
Dec-02	Travel Nurses International	Medical Staffing Network	12.3		34.4		0.36x	7.2x
Dec-02	Medic-One Group	Allied Healthcare	22.2		ND		ND	ND
Oct-02	Fluor Division	National Technical Systems	ND		75.0		ND	ND
Sep-02	Rapid Design Service	Bartech Technical Services	ND		ND		ND	ND
Aug-02	OnStaff	Hall Kinion	33.0	[2]	35.2		0.94x	ND
Aug-02	CNC Global (US offices)	Technisource (sub of Intellimark)	ND		ND		ND	ND
Jul-02	Technisource	Intellimark	28.2		134.8		0.21x	8.8x
Jun-02	ProCare One Nurses	Horizon Health	12.5		24.0		0.52x	ND
Apr-02	Decision Consultants	Ciber	62.5		120.0		0.52x	5.7x
Apr-02	Health Resource Management	AMN Healthcare Services	9.3		12.5		0.75x	6.3x
Jan-02	Provisional Employment Solutions	Stratus Services Group	2.7	[3]	23.0		0.12x	3.9x

	Multiple of Revenue	Multiple of EBITDA
Mean	0.35x	6.8x
Median	0.32x	6.8x
High	0.62x	8.9x
Low	0.12x	3.9x

* *Outliers, as indicated by a box, are excluded from mean, median, high and low calculations*

1) Transaction value and financial data have been updated to reflect current values.

2) Enterprise Value includes $13 million earn-out.

3) Enterprise Value includes $1.2 million earn-out.

GOING PRIVATE TRANSACTIONS ANALYSIS - PREMIUMS

Announce Date	Target Name	Acquirer Name	Deal Value	Offer Price	Premiums* 1-Day Prior	5 Days Prior	20 Days Prior
Oct-03	Pivotal	Oak Investment Partners	$47.0	$1.78	(2.2%)	4.1%	(0.8%)
May-03	Cysive	Management	16.4	3.22	0.6%	0.6%	11.0%
May-03	Atlantic Data Services	Management	3.7	3.00	1.0%	2.0%	25.0%
Apr-03	RWD Technologies	Management	33.3	2.10	125.8%	147.1%	121.1%
Apr-03	Lillian Vernon Corporation	Ripplewood Holdings, LLC	54.8	7.25	72.6%	74.7%	72.2%
Mar-03	Judge Group, Inc.	Management	15.4	0.82	17.1%	10.8%	17.1%
Dec-02	RDO Equipment	RDO Tender Co.	66.7	5.22	20.8%	21.1%	28.9%
Oct-03	Landair Corp.	Management	97.7	13.00	25.0%	31.0%	24.9%
Oct-03	BWAY Corporation	Kelso Corporation	294.7	20.00	43.9%	44.9%	38.9%
Aug-03	EXCO Resources, Inc.	Management	309.4	17.00	14.1%	16.0%	15.3%
May-03	U.S. Vision	Kayak Acquisition (Management)	50.4	4.25	25.0%	13.3%	30.8%
Feb-03	Deltek Systems	Management	84.2	7.15	18.2%	23.5%	43.3%
Jan-03	The Rottlund Company, Inc.	Management	89.0	9.00	16.1%	25.0%	30.6%
Nov-01	Leapnet, Inc.	Management	(4.7)	1.75	8.7%	10.1%	(2.2%)
Nov-01	Ugly Duckling	UCC Acquisition Corp.	484.2	2.51	0.8%	1.6%	3.7%
Oct-01	Market America, Inc.	Management Group	86.0	8.00	79.8%	81.8%	86.9%
Oct-01	BLNP E International, Inc.	Private Investor Group	15.8	2.80	86.7%	93.1%	62.8%
Oct-01	NCH Corporation	Ranger Merger Corporation	181.0	47.50	21.2%	20.9%	7.5%
Aug-01	National Home Centers	The Newman Family	23.1	1.20	4.3%	4.3%	5.3%
Jun-01	Quizno's	Firenze Corp.	52.3	8.50	10.7%	6.4%	7.1%
Apr-01	Pierre Foods, Inc.	Management	120.3	1.21	(2.4%)	(17.1%)	1.9%
Mar-01	PJ America, Inc.	Management	39.6	8.00	20.7%	30.1%	23.1%
Mar-01	Eagle Point Software	Management Group	16.6	6.40	42.2%	50.6%	60.0%
Feb-01	Black Hawk Gaming	Management	73.3	11.00	67.7%	57.1%	57.1%
Jan-01	NextHealth, Inc.	Management	75.4	5.45	30.4%	45.3%	57.1%

All Transactions

	1-Day Prior	5 Days Prior	20 Days Prior
Mean	26.3%	27.5%	29.5%
Median	19.4%	21.0%	24.9%
High	86.7%	93.1%	86.9%
Low	(2.4%)	(17.1%)	(2.2%)

Transactions < $60 mm in deal value

	1-Day Prior	5 Days Prior	20 Days Prior
Mean	19.9%	23.9%	22.4%
Median	8.7%	10.1%	17.1%
High	86.7%	93.1%	62.8%
Low	(2.2%)	0.6%	(2.2%)

Transactions where a minority interest was acquired

	1-Day Prior	5 Days Prior	20 Days Prior
Mean	18.9%	16.2%	22.5%
Median	10.7%	6.4%	17.1%
High	79.8%	81.8%	86.9%
Low	(2.4%)	(17.1%)	1.9%

* Premiums represent difference in Offer price and closing price 1, 5, 20 days prior to announcement date.

Numbers boxed is not included in calculations.

Source: Bloomberg

UPDATA CAPITAL

COMPARABLES TRADING HISTORY


Implied % Change at $1.52: 69%
% Change
80%
70%
60%
50%
40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
Joule +59%
Nasdaq +39%
Comparables +60%

Source: Baseline
*Comparables include AIH, BUTL, CDI, CFS, HIR, JOB, HHGP, KFRC, REMX, SFN, VOL, WSTF

UPDATA CAPITAL

DISCOUNTED CASH FLOW ANALYSIS

		Year ended Sept. 30,			Year ended Sept. 30,				
		2001	2002	2003	2004	2005	2006	2007	200
Sales		$78.7	$72.8	$68.7	$71.0	$74.4	$78.1	$82.0	$86.
Sales Growth			*-7%*	*-6%*	*3%*	*5%*	*5%*	*5%*	*5%*
Direct Costs		63.1	58.8	55.8	57.6	59.9	62.5	65.6	68.9
% of Sales		*80.2%*	*80.7%*	*81.2%*	*81.1%*	*80.5%*	*80.0%*	*80.0%*	*80.0*
SG&A		14.3	14.2	13.2	12.7	13.4	14.1	14.6	15.3
% of Sales		*18.2%*	*19.4%*	*19.2%*	*17.8%*	*18.0%*	*18.0%*	*17.8%*	*17.8*
EBIT		1.3	(0.1)	(0.3)	0.8	1.1	1.6	1.8	1.9
Less: Taxes	41.0%	(0.5)	0.0	0.0	(0.3)	(0.5)	(0.6)	(0.8)	(0.8
Tax-effected EBIT		0.7	(0.1)	(0.3)	0.5	0.6	0.9	1.1	1.1
Plus: Depreciation		1.0	0.9	0.9	0.9	0.8	0.8	0.8	0.8
Less: Capital Expenditures				(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5
Less: Changes in Working Capital				0.7	(0.0)	(0.3)	(0.3)	(0.3)	(0.3
Free Cash Flow				$0.8	$0.8	$0.6	$0.9	$1.1	$1.1

EBITDA Multiple

	A	+	B			-	C		
	Discounted (a) Cash Flows		PV of Terminal Value as a Multiple of 2008 EBITDA (b)				Firm Value		
Discount Rate (c)	(2004-2008)		4.0x	5.0x	6.0x		4.0x	5.0x	6.0x
10.6%	$3.4		$6.6	$8.3	$9.9		$10.0	$11.6	$13.3
11.6%	$3.3		$6.3	$7.9	$9.5		$9.6	$11.2	$12.8
12.6%	$3.2		$6.0	$7.6	$9.1		$9.2	$10.8	$12.3
13.6%	$3.1		$5.8	$7.2	$8.7		$8.9	$10.3	$11.8
14.6%	$3.0		$5.5	$6.9	$8.3		$8.6	$10.0	$11.3
15.6%	$3.0		$5.3	$6.6	$7.9		$8.3	$9.6	$10.9

-	D	=	E						
	Net Debt		Total Equity Value				Per Share Value		
Discount Rate	@ Sept 2003		4.0x	5.0x	6.0x		4.0x	5.0x	6.0x
10.6%	$3.0		$6.9	$8.6	$10.2		**$1.87**	**$2.32**	**$2.76**
11.6%	$3.0		$6.6	$8.1	$9.7		**$1.77**	**$2.19**	**$2.62**
12.6%	$3.0		$6.2	$7.7	$9.2		**$1.67**	**$2.08**	**$2.48**
13.6%	$3.0		$5.9	$7.3	$8.7		**$1.58**	**$1.97**	**$2.36**
14.6%	$3.0		$5.5	$6.9	$8.3		**$1.49**	**$1.86**	**$2.23**
15.6%	$3.0		$5.2	$6.5	$7.9		**$1.40**	**$1.76**	**$2.12**

(a) Present values calculated as of Sept. 30, 2003
(b) Discounted 5 years; based on 2008 EBITDA of $2[illegible]
(c) Discount rate calculated using WACC

FAIRNESS OPINION LETTER